SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ]  Preliminary Proxy Statement


[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Ultralife Batteries, Inc.
                       -----------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                       -----------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies: _____
     (2)  Aggregate number of securities to which transaction applies: ______
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule: 0-11:______
     (4)  Proposed maximum aggregate value of transaction:______
     (5)  Total fee paid:_______

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 2000

      Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Meeting") of Ultralife Batteries, Inc. (the "Company") will be held on Tuesday, December 5, 2000 at 10:30 A.M. at the Chase Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017 for the following purposes:

      1. To elect directors for a term of one year and until their successors are duly elected and qualified.

      2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's $.10 par value Common Stock from 20,000,000 shares to 40,000,000 shares.

      3. To adopt the Company's 2000 Stock Option Plan.

      4. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record of Common Stock, par value $.10 per share, of the Company at the close of business on October 10, 2000 are entitled to receive notice of, and to vote at and attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to return it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

      The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000 is enclosed.

                       By Order of the Board of Directors
                               Arthur M. Lieberman
                       Chairman of the Board of Directors

Dated: October 30, 2000

================================================================================
                                    IMPORTANT
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
================================================================================

                            ULTRALIFE BATTERIES, INC.
                             2000 TECHNOLOGY PARKWAY
                             NEWARK, NEW YORK 14513
                                 (315) 332-7100

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Ultralife Batteries, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, December 5, 2000 at 10:30 A.M. and at any adjournments thereof. The Meeting will be held at the Chase Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017.

      When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the stockholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted FOR the election of each director-nominee named herein, and FOR each of the other proposals identified herein. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitute nominees proposed by the Board of Directors of the Company. A stockholder has the right to revoke a previously granted proxy at any time before it is voted by filing with the Assistant Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

      Only stockholders of record at the close of business on October 10, 2000 are entitled to notice of, and to vote at, the Meeting. As of October 10, 2000, there were 11,486,236 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), outstanding, each entitled to one vote per share at the Meeting.(1) A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owner) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted for quorum purposes. The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote on the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting, would have the same effect as votes cast against that proposal. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to approve the Stock Option Plan is required for approval of

-------------------
(1) Prior to subtraction of 27,250 treasury shares and 324,660 shares out of 700,000 shares owned by Ultralife Taiwan, Inc., a Taiwanese venture of which the Company owns approximately 46%.

that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting would have the same effect as votes cast against the proposal.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.


      The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to stockholders of the Company is November 1, 2000.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Board of Directors currently has seven directors, six of whom are running for reelection and one of whom, Ranjit Singh, was elected by the Board of Directors on August 9, 2000 to fill the vacancy left by Bruce Jagid, who resigned from the Board of Directors on June 13, 2000. In addition, the Board of Directors has proposed Patricia Barron as a director-nominee. Directors are elected by a plurality of the votes cast by the stockholders of the Company at a stockholders meeting at which a quorum of shares is represented. Each director shall serve until the next annual stockholders meeting and until the successor of such directors shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented on the following pages.

Name                   Age   Present Principal Occupation and Employment History
----                   ---   ---------------------------------------------------
Arthur M. Lieberman    65    Mr. Lieberman has been a director since March 1991 and Chairman of the Board since January 1999. Mr. Lieberman is a founder of, and since 1981 has been the senior partner of, Lieberman & Nowak, a legal firm specializing in intellectual property law which for many years has represented clients in the battery industry and related fields. Lieberman & Nowak has represented the Company in connection with certain intellectual property matters.

John D. Kavazanjian    49    Mr. Kavazanjian was elected as the Company's President and Chief
                             Executive Officer effective July 12, 1999 and as a director on
                             August 25, 1999. Prior to joining the Company, Mr. Kavazanjian worked for Xerox Corporation from 1994 in several capacities, most recently as Corporate Vice President, Chief Technology Officer,
                             Document Services Group.

Joseph C. Abeles       85    Mr. Abeles, a founder of the Company, has been a director and
                             Treasurer since March 1991. Mr. Abeles, formerly a director of
                             Power Conversion, Inc., is a private investor and currently serves as a director of a number of companies, including Intermagnetics
                             General Corporation ("IGC") and Bluegreen Corporation (formerly
                             Patten Corporation).

Joseph N. Barrella     54    Mr. Barrella, one of the founders of the Company and a director since March 1991, has held strategic positions throughout the
                             Company's existence.  Mr. Barrella has been acting as Senior Vice
                             President Business Development since December 1998. Mr. Barrella has been involved in the development and manufacture of lithium batteries for more than 25 years. He holds a number of patents relating to lithium battery designs and has authored several publications relating to battery technology.

Richard A. Hansen      60    Mr. Hansen has been a director since July 1993. Mr. Hansen has been
                             President and Chief Executive Officer of PMG Capital, formerly known as Pennsylvania Merchant Group Ltd., an investment banking and venture capital firm, since 1987 and is a director of Computone
                             Corporation.

Carl H. Rosner         71    Mr. Rosner, a director of the Company since January 1992, is the
                             Chairman of Intermagnetics (IGC). Mr. Rosner has been Chairman of
                             Intermagnetics (IGC) since its formation and was President and
                             Chief Executive Officer until May 31, 1999.

Ranjit Singh           47    Mr. Singh was elected as a director on August 9, 2000.  He is Chief
                             Operating Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft.  ContentGuard develops and markets digital property rights software.  Before joining
                             ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses.  Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed
                             Computing.  Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and
                             Digital Equipment Corporation.

Patricia C. Barron     57    Ms. Barron was nominated for the Board of Directors in September of this year.  Ms. Barron is a Professor at the Stern School of
                             Business, New York University, where she focuses on issues of
                             Corporate Governance, the role and responsibilities of Boards of
                             Directors and Leadership.   Professor Barron teaches in the MBA and
                             Executive Education programs and is on the Advisory Board of the
                             Berkeley Center for Entrepreneurial Studies, and is a Senior Fellow
                             of the Center for Digital Economy Research.  In addition to her work at the Stern School, Professor Barron serves as a Director on the Boards of Aramark Corporation, and USAA.  She also serves as a
                             Trustee on the Boards of the National Committee on Education and
                             the Economy and St. Joseph's College (Brooklyn).  She is a Member
                             of the Corporation of Hurricane Island Outward Bound School.  Prior
                             to joining the Stern School, Professor Barron had a 28-year career in business.  She was an Associate at McKinsey and Company and then moved to Xerox Corporation where she became a Corporate Officer and held the positions of Chief Information Officer, President, Office
                             Products Division, and President, Xerox Engineering Systems.

      The Board of Directors has unanimously approved the above-named nominees for directors. The Board of Directors recommends a vote FOR all of these nominees.

BOARD OF DIRECTORS

      The Board of Directors met five times during the fiscal year ended June 30, 2000. Messrs. Abeles, Barrella, Lieberman and Rosner attended all five meetings and Mr. Kavazanjian attended all four meetings held during his tenure as a director. Bruce Jagid, who resigned as a director on June 13, 2000, missed three meetings held while he was a director. Mr. Hansen missed three meetings. Mr. Singh and Ms. Barron were not directors during fiscal year 2000.

      Each director receives a $750 monthly retainer as well as $750 for each Board meeting attended, other than telephonic meetings. In addition, each director receives an option at the end of each calendar quarter to purchase 1,500 shares of Common Stock. This option vests immediately with a term of five years from the date of grant and is granted at an exercise price equal to the closing price of the Common Stock on the date of grant. Effective February 24, 1999, the Board revised the Board compensation policy prospectively so that the $750 paid monthly and for each Board meeting attended is not paid to directors who are also employed by the Company. Mr. Barrella, the one director who was an employee at the time the revised policy was adopted, receives additional compensation of approximately $1,060 per month in lieu of directors fees. In addition, the Board has agreed to pay Mr. Lieberman at the rate of $15,000 per annum for acting as Chairman of the Board.

COMMITTEES OF THE BOARD

      The Board has established three standing committees to assist it in carrying out its responsibilities: the Compensation and Stock Option Committee, the Audit Committee and the Executive Committee.

      The members of the Compensation and Stock Option Committee are Joseph C. Abeles, Carl H. Rosner and Richard A. Hansen. The Compensation and Stock Option Committee has general responsibility for recommending to the Board remuneration for the Chairman and determining the remuneration of other officers elected by the Board, granting stock options and otherwise administering the Company's stock option plans, and approving and administering any other compensation plans or agreements. This committee held two formal meetings separate from Board meetings at which all members were present and also acted after informal discussions on several occasions during the fiscal year ended June 30, 2000.

      The members of the Audit Committee are Joseph C. Abeles, Carl H. Rosner and Richard A. Hansen. This committee has oversight responsibility for reviewing the scope and results of the independent auditors' annual examination of the Company's financial statements, meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company, and recommending to the Board of Directors the appointment of the independent auditors. This committee held two formal meetings, one as part of a regular Board meeting and had informal discussions from time to time during the fiscal year ended June 30, 2000. Mr. Hansen missed one of the meetings.

      The members of the Executive Committee are Joseph C. Abeles, Arthur M. Lieberman and John D. Kavazanjian. The Executive Committee was re-established in December 1999. This committee is responsible for overseeing such matters as the Board of Directors determines from time to time. This committee held four formal meetings during the fiscal year ended June 30, 2000, and each member of the committee attended or participated in each meeting.

      The Board does not have a Nominating Committee. The Executive Committee reviews and recommends qualified candidates to the Board for election as directors of the Company. The Executive Committee will consider persons whom stockholders recommend as candidates for election as Company directors. Stockholders may submit names of qualified candidates along with detailed information on their backgrounds to the Company's Assistant Secretary for referral to the Executive Committee for consideration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of September 30, 2000 by
(i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and certain named executive officers of the Company, and (iii) all directors (including the director-nominee) and executive officers of the Company as a group. Except as otherwise indicated, the persons named in this table have sole voting power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders and their addresses are the address of the Company.

                                                         Number of Shares                    Percent
Name                                                    Beneficially Owned           Beneficially Owned (19)
----------------------------------------------        -----------------------        ------------------------
State of Wisconsin Investment Board (1)                     1,119,000                        10.06%
Intermagnetics General Corporation ("IGC") (2)               895,886                          8.02%
Ultralife Taiwan, Inc.(3)                                    700,000                          6.29%
Dimensional Fund Advisors Inc. (4)                           658,800                          5.92%
Joseph C. Abeles (5)                                         319,000                          2.86%
Joseph N. Barrella (6)                                       277,000                          2.46%
Richard A. Hansen (7)                                         47,500                            *
John D. Kavazanjian(8)                                       147,500                          1.31%
Arthur M. Lieberman(9)                                       123,500                          1.11%
Carl H. Rosner(10)                                            42,833                            *
Ranjit Singh(11)                                              3,500                             *
Patricia Barron (12)                                            0                               *
Peter F. Comerford(13)                                        7,400                             *
Eric Dix (14)                                                 5,000                             *
Robert W. Fishback (15)                                       5,000                             *
William A. Schmitz  (16)                                      1,300                             *
Julius M. Cirin (17)                                          12,400                            *
All directors and executive officers as a
group (13 persons)(18)                                       991,933                          8.53%

------------------------
*Less than 1%

      1. With an address at 121 East Wilson Street, Madison, Wisconsin 53707. Based on Amendment No. 4 to Form 13 G filed February 10, 2000.

      2. With an address at 450 Old Niskayuna Rd., Latham, NY 12210-0461. Based on Amendment No. 6 to Form 13D filed March 17, 2000. Includes 833 shares beneficially owned and options to purchase 42,000 shares which may be exercised within 60 days of September 30, 2000 by Carl H. Rosner. Mr. Rosner is the Chairman of Intermagnetics General Corporation ("IGC"). Therefore, IGC may be deemed to share voting and investment power with respect to the shares and shares issuable upon the exercise of options held by Mr. Rosner. IGC disclaims beneficial ownership of the shares and shares issuable upon the exercise of options owned by Mr. Rosner.

      3. With an address at 2-3 Industry E. Rd II, Science-Based Industrial Park, Hsinchu, Taiwan, Republic of China. The Company owns approximately 46% of this venture and has the right to nominate half of the directors.

      4. With an address at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Based on Form 13G filed February 11, 2000.

      5. Includes 39,000 shares subject to options which may be exercised by Mr. Abeles within 60 days of September 30, 2000, 12,000 shares owned by Abeles Associates Inc. and 25,000 shares held by Mr. Abeles' spouse, as to which Mr. Abeles disclaims beneficial ownership. Excludes 853,053 shares beneficially owned by IGC. Mr. Abeles is a director of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Abeles disclaims beneficial ownership of the shares owned by IGC.

      6. Includes 158,000 shares subject to options which may be exercised by Mr. Barrella within 60 days of September 30, 2000.

      7. Includes 40,500 shares subject to options which may be exercised by Mr. Hansen within 60 days of September 30, 2000. Includes 2,000 shares owned by minor children of Mr. Hansen of which he disclaims beneficial ownership. Does not include shares held by Pennsylvania Merchant Group Ltd. as a market-maker. Mr. Hansen is President and Chief Executive Officer of PMG Capital, formerly known as Pennsylvania Merchant Group Ltd., and therefore may be deemed to share voting and investment power.

      8. Includes 147,500 shares subject to options which may be exercised by Mr. Kavazanjian within 60 days of September 30, 2000.

      9. Includes 42,000 shares subject to options which may be exercised by Mr. Lieberman within 60 days of September 30, 2000 and 51,500 shares held by the Arthur M. Lieberman P.C. profit sharing plan.

      10. Includes 42,000 shares subject to options which may be exercised by Mr. Rosner within 60 days of September 30, 2000. Does not include 853,053 shares owned by IGC. Mr. Rosner is the Chairman of IGC and therefore may be deemed to share voting and investment power with respect to the shares held by IGC. Mr. Rosner disclaims beneficial ownership of the shares owned by IGC.

      11. Includes 1,500 shares subject to options which may be exercised by Mr. Singh within 60 days of September 30, 2000.

      12. If elected, Ms. Barron will be entitled to receive options in accordance with the Company's director compensation package.

      13. Includes 6,400 shares subject to options which may be exercised by Mr. Comerford within 60 days of September 30, 2000.

      14. Includes 5,000 shares subject to options which may be exercised by Mr. Dix within 60 days of September 30, 2000.

      15. Includes 5,000 shares subject to options which may be exercised by Mr. Fishback within 60 days of September 30, 2000.

      16. Includes 300 shares held by Mr. Schmitz' wife.

      17. Includes 12,400 shares subject to options which may be exercised by Mr. Cirin within 60 days of September 30, 2000.

      18. Includes 499,300 shares subject to options which may be exercised by the named directors and executive officers within 60 days of September 30, 2000. Does not include 853,053 shares owned directly by IGC, of which Mr. Rosner is the Chairman and Mr. Abeles a Director, and does not include 700,000 shares owned by Ultralife Taiwan, Inc., a Taiwanese venture of which the Company owns 46%.

      19. Based on 11,476,236 issued shares less 27,250 treasury shares and less 324,660 shares out of 700,000 shares owned by Ultralife Taiwan, Inc. ("UTI"), a venture of which the Company owns approximately 46% and has the right to nominate half of the directors. Messrs. Kavazanjian, Barrella and Dix are currently directors of UTI.

Section 16(a) Reporting

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 2000 and thereafter, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: (1) Roger O'Brien, the Company's former Chief Operating Officer, was late in reporting a purchase made in September 1999; (2) Mr. Dix was late in reporting an option granted in February 2000; (3) Mr. Fishback and Mr. Schmitz were late in filing a Form 3 regarding their status as reporting persons and Mr. Schmitz was late in reporting a purchase made in January 2000 by his wife; (4) Mr. Rosner was late in reporting sales made by IGC in

February and March 2000; (5) Mr. Cirin was late in filing a Form 3 regarding his status as a reporting person; (6) Mr. Barrella was late in reporting stock option exercises and subsequent sales on June 16, 2000; (7) Messrs. Comerford, Dix, Fishback, Schmitz and Barrella were late in reporting options granted on June 2, 2000; (8) Messrs. Lieberman and Barrella were late in reporting sales made in September 2000; and (9) Mr. Singh was late in filing a Form 3 regarding his status as a reporting person.

EXECUTIVE COMPENSATION

      The names of, and certain information with respect to the Company's executive officers who are not also directors, are presented on the following pages.

Name                  Age     Present Principal Occupation and Employment History
----                  ---     ---------------------------------------------------
Peter F. Comerford    43      Mr. Comerford was named Vice President of Administration and
                              General Counsel on July 1, 1999. He joined the Company in May of
                              1997 as Senior Corporate Counsel and was appointed Director of
                              Administration and General Counsel in December of that year.
                              Prior to joining the Company, Mr. Comerford was a practicing attorney for approximately fourteen years having worked
                              primarily in municipal law departments including the City of
                              Niagara Falls, New York where he served as the Corporation
                              Counsel. Mr. Comerford has a B.A. from the State University of
                              New York at Buffalo, an MBA from Canisius College and a J.D.
                              from the University of San Diego School of Law.

Eric R. Dix           42      Mr. Dix was named General Manager, Rechargeable Batteries in
                              June 2000.  He joined the Company as Vice President of
                              Technology in February 1999.  Before then, Mr. Dix worked for
                              Micron Communications Corporation from October 1996, as
                              Technical Marketing Manager and as Director, Battery Operations.
                              From June 1995 until October 1996, Mr. Dix was Vice President,
                              Marketing for Moltech Corporation, a lithium rechargeable
                              battery company. Mr. Dix has an MBA from Santa Clara University and a B.S. in Chemistry from the University of Northern Iowa.

Robert W. Fishback    44      Mr. Fishback joined the Company in December 1998 as Corporate
                              Controller.  He became Vice President of Finance and Chief
                              Financial Officer in October 1999.  Prior to joining the
                              Company, Mr. Fishback served as Controller-Shared Services for
                              ITT Industries, a diversified manufacturing company, from 1997 to 1998.  From 1995 to 1997, he was Director-Corporate
                              Accounting for Goulds Pumps Inc., a manufacturer of industrial and commercial pumps.  From 1983 to 1995, Mr. Fishback served in various managerial capacities in finance and operations with
                              Frontier Corporation, a provider of local and long-distance telecommunications services. He is a CPA and has an MBA in finance from the State University of New York at Buffalo.  His undergraduate degree in accounting is from Grove City College.

William A. Schmitz    38      Mr. Schmitz, currently General Manager, Primary Batteries, joined the Company in December 1999 as Vice President,
                              Manufacturing.  Before this, Mr. Schmitz

                              worked for Bausch & Lomb from 1985 to 1999 in several positions, most recently as Director, New Product Development in the Eyewear
                              Division from 1995 to 1999.  Mr. Schmitz has an M.S. in Operations
                              Management from the University of Rochester and a B.S. in Mechanical
                              Engineering from the Rochester Institute of Technology.

Julius M. Cirin       47      Mr. Cirin, a battery industry veteran and currently Vice
                              President, Corporate Marketing, joined the Company as Director of Marketing in March 1991 at the Company's founding. Mr. Cirin has a B.S., in Marketing Management from St. John Fisher College in Rochester, New York.

      The individuals named in the following tables include, as of June 30, 2000, the Company's Chief Executive Officer and any other individual who served as Chief Executive Officer during the fiscal year ending June 30, 2000 and the three other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 ("Named Executive Officers"). In addition, the following table includes as Named Executive Officers those individuals who would have been included among the four other most highly compensated executive officers of the Company but for the fact that those individuals were not employed by the Company on June 30, 2000. All other executive officers of the Company during the fiscal year ended June 30, 2000 earned less than $100,000 for that year.

      The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiary during the Company's fiscal years ended June 30, 2000, 1999 and 1998:

Summary Compensation Table

                                                                                                                        All Other
                                                                                                                       Compensation
                                       Annual Compensation                        Long Term Compensation                    ($)
--------------------  --------  -------------------------------------   ---------------------------------------------  -------------
                                                       Other Annual       Restricted
Name and Principal                                    Compensation($)    Stock Awards     Underlying      LTIP
     Position           Year    Salary($)  Bonus($)        (1)               ($)         Options/SARs     Payouts($)
--------------------  --------  ---------- ---------  ---------------   ---------------  --------------   -----------  -------------
John D. Kavazanjian     2000     $288,960   $50,000          $17,502          $0               506,000        $0             $0
Chief Executive         1999           --        --               --          --                    --        --             --
Officer (2)             1998           --        --               --          --                    --        --             --

Joseph  C. Abeles       2000            0         0          $14,250           0                              $0             $0
Former Acting Chief     1999            0         0           14,250           0                 6,000         0              0
Executive Officer (3)   1998            0         0           14,250           0                15,000         0              0

Joseph N. Barrella      2000     $172,439   $     0          $37,427           0                56,000        $0             $0
Senior Vice             1999      170,389         0           37,593           0                 6,000         0              0
President               1998      164,769    15,000           33,670           0                68,000         0              0
Business
Development

Eric R. Dix             2000     $127,616   $     0         $22,665(6)        $0                50,000        $0             $0
General Manager,        1999       43,846         0            3,607           0                25,000         0              0
Rechargeable            1998           --        --               --          --                    --        --             --
Batteries (4)

Robert W. Fishback      2000     $101,202   $10,000          $14,700          $0                25,000        $0             $0
Vice President of       1999       42,836         0            4,329           0                15,000         0              0
Finance and Chief       1998           --        --               --          --                    --        --             --
Financial Officer (5)

Other Named
Executive
Officers Not
Employed on
June 30, 2000
-------------

Bruce Jagid            2000     $292,625  $      0          $29,765          $0                 4,500        $0             $0
Former Chief           1999     $311,947         0           38,819           0                 6,000         0              0
Executive Officer (7)  1998     $307,692   150,000           35,373           0                93,000         0              0

James Sullivan         2000     $140,501  $      0          $16,042          $0                     0        $0             $0
Former Vice            1999      124,500         0            8,543           0                30,000         0              0
President of Sales (8) 1998      113,578    15,000           14,018           0                10,000         0              0

Roger O'Brien          2000      $92,904  $      0          $52,646          $0                     0        $0             $0
Former Chief           1999      146,154         0            8,886           0               150,000         0              0
Operating Officer (9)  1998           --        --               --          --                    --        --             --

(1) The amounts reported in this column are categorized in the following table.

(2) Mr. Kavazanjian joined the Company as Chief Executive Officer on July 12, 1999.

(3) Mr. Abeles served as Acting Chief Executive Officer of the Company from the resignation of Mr. Jagid on January 26, 1999 until Mr. John Kavazanjian joined the Company in that position on July 12, 1999. Mr. Abeles received no compensation for serving as Acting Chief Executive Officer. During that period Mr. Abeles received only the compensation received by all directors described above.

(4) Mr. Dix joined the Company in February 1999 and became General Manager, Rechargeable Batteries in June 2000.

(5) Mr. Fishback joined the Company in December 1998 and became Vice President of Finance and Chief Financial Officer in October 1999.

(6) Includes $11,141 in moving expenses in addition to the amount set forth in the following table.

(7) Mr. Jagid resigned as Chief Executive Officer of the Company on January 26, 1999 but continued to be compensated pursuant to the terms of his employment agreement through February 29, 2000.

(8)   Mr. Sullivan resigned as Vice President of Sales on June 2, 2000.

(9) Mr. O'Brien resigned as Chief Operating Officer of the Company on December 15, 1999. He continues to provide consulting services to the Company. He received $43,750 in the fiscal year ended June 30, 2000 as a portion of a severance payment.

                            John D.            Joseph C.        Joseph N.                      Robert W.
                         Kavazanjian (1)      Abeles (2)        Barrella      Eric Dix (4)    Fishback (5)
                         ---------------      ----------        --------      ------------    ------------
Insurance 2000               $11,040            $     0          $11,425         $10,465         $8,175
Insurance 1999                    --                  0            8,509           3,607          4,329
Insurance 1998                    --                  0            8,018              --             --

Automobile 2000              $ 6,000            $     0          $ 7,824         $     0         $4,000
Automobile 1999                   --                  0            8,517               0              0
Automobile 1998                   --                  0            8,068              --             --

Directors Fees 2000          $     0            $14,250          $13,187(3)      $     0         $    0
Directors Fees 1999               --             14,250           10,125(3)            0              0
Directors Fees 1998               --             14,250           14,250              --             --

401(k) Plan 2000 (9)         $   462            $     0          $ 4,991         $ 1,059         $2,525
401(k) Plan 1999 (9)              --                  0            5,942               0              0
401(k) Plan 1998 (9)              --                  0            3,334              --             --

                                   Bruce Jagid    James Sullivan  Roger O'Brien
                                       (6)             (7)             (8)
                                   ------------   --------------  -------------
Insurance 2000                       $ 7,626         $10,042         $5,062
Insurance 1999                         8,502           2,543          2,886
Insurance 1998                         8,018           8,018             --

Automobile 2000                      $ 9,191         $ 6,000         $    0
Automobile 1999                        9,190           6,000          6,000
Automobile 1998                       11,029           4,500             --

Directors Fees 2000                  $ 9,000         $     0         $    0
Directors Fees 1999                   14,250               0              0
Directors Fees 1998                   14,250               0             --

401(k) Plan 2000 (9)                 $ 3,948         $     0         $3,834
401(k) Plan 1999 (9)                   6,877               0              0
401(k) Plan 1998 (9)                   2,076               0             --

(1) Mr. Kavazanjian joined the Company as Chief Executive Officer on July 12, 1999.

(2) Mr. Abeles served as Acting Chief Executive Officer of the Company from the resignation of Mr. Jagid on January 26, 1999 until Mr. John Kavazanjian joined the Company in that position on July 12, 1999. Mr. Abeles received no compensation for serving as Acting Chief Executive Officer. During that period Mr. Abeles received only the compensation received by all directors described above.

(3) Mr. Barrella, the one director who was an employee at the time of the adoption of the revised director compensation policy, received these amounts in lieu of directors fees.

(4) Mr. Dix joined the Company in February 1999 and became General Manager, Rechargeable Batteries in June 2000.

(5) Mr. Fishback joined the Company in December 1998 and became Vice President of Finance and Chief Financial Officer in October 1999.

(6) Mr. Jagid resigned as Chief Executive Officer of the Company on January 26, 1999 but continued to be compensated pursuant to the terms of his employment agreement through February 29, 2000.

(7)   Mr. Sullivan resigned as Vice President of Sales on June 2, 2000.

(8) Mr. O'Brien resigned as Chief Operating Officer of the Company on December 15, 1999.

(9) Represents the Company's matching grants to the employees' 401(k) Plan accounts for fiscal years ended June 30, 2000, 1999 and 1998.

The following table sets forth information concerning options granted to the Named Executive Officers during the Company's fiscal year ended June 30, 2000:

Option/SAR Grants in Last Fiscal Year

                                                                               Potential Realizable Value at
                                                                                  Assumed Annual Rates of
                       Individual Grants                               Stock Price Appreciation for Option Term (1)
-----------------------------------------------------------------   -------------------------------------------------
                         Shares         %       Price   Exp Date    0% Stock 5% Stock 5% Dollar 10% Stock 10% Dollar
                                      (37)      (38)                 Price    Price   Gain (18)   Price   Gain (39)
                                                                     -----    -----   ---------   -----   ---------
John D. Kavazanjian       50,000 (6)   4.98%   $ 5.19    7/12/05     $  5.19   $ 6.95  $ 88,000    $ 9.19  $ 200,000
  Chief Executive         90,000 (7)   8.96%     5.19    7/12/05        5.19     6.95   158,400      9.19    360,000
  Officer                 90,000 (8)   8.96%     5.19    7/12/05        5.19     6.95   158,400      9.19    360,000
                          90,000 (9)   8.96%     5.19    7/12/05        5.19     6.95   158,400      9.19    360,000
                          90,000(10)   8.96%     5.19    7/12/05        5.19     6.95   158,400      9.19    360,000
                          90,000(11)   8.96%     5.19    7/12/05        5.19     6.95   158,400      9.19    360,000
                           1,500 (2)    0.1%     4.00    9/30/04        4.00     5.11     1,658      6.44      3,663
                           1,500 (3)    0.1%     6.13   12/31/04        6.13     7.82     2,538      9.86      5,609
                           1,500 (4)    0.1%    14.00    3/31/05       14.00    17.87     5,802     22.55     12,821
                           1,500 (5)    0.1%    11.25    6/30/05       11.25    14.36     4,662     18.12     10,302

Joseph C. Abeles           1,500 (2)    0.1%     4.00    9/30/04        4.00     5.11     1,658      6.44      3,663
  Former Acting Chief      1,500 (3)    0.1%     6.13   12/31/04        6.13     7.82     2,538      9.86      5,609
  Executive Officer        1,500 (4)    0.1%    14.00    3/31/05       14.00    17.87     5,802     22.55     12,821
                           1,500 (5)    0.1%    11.25    6/30/05       11.25    14.36     4,662     18.12     10,302

Joseph N. Barrella         1,500 (2)    0.1%     4.00    9/30/04        4.00     5.11     1,658      6.44      3,663
  Senior Vice President    1,500 (3)    0.1%     6.13   12/31/04        6.13     7.82     2,538      9.86      5,609
  Business Development     1,500 (4)    0.1%    14.00    3/31/05       14.00    17.87     5,802     22.55     12,821
                          10,000(12)    1.0%     7.38     6/2/06        7.38     9.88    25,000     13.07     56,900
                          10,000(13)    1.0%     7.38     6/2/06        7.38     9.88    25,000     13.07     56,900
                          10,000(14)    1.0%     7.38     6/2/06        7.38     9.88    25,000     13.07     56,900
                          10,000(15)    1.0%     7.38     6/2/06        7.38     9.88    25,000     13.07     56,900
                          10,000(16)    1.0%     7.38     6/2/06        7.38     9.88    25,000     13.07     56,900
                           1,500 (5)    0.1%    11.25    6/30/05       11.25    14.36     4,662     18.12     10,302

Eric R. Dix                5,000(17)    0.5%    10.50     2/2/06       10.50    14.07    17,850     18.60     40,500
  General Manager          5,000(18)    0.5%    10.50     2/2/06       10.50    14.07    17,850     18.60     40,500
  Rechargeable Batteries   5,000(19)    0.5%    10.50     2/2/06       10.50    14.07    17,850     18.60     40,500
                           5,000(20)    0.5%    10.50     2/2/06       10.50    14.07    17,850     18.60     40,500
                           5,000(21)    0.5%    10.50     2/2/06       10.50    14.07    17,850     18.60     40,500
                           5,000(22)    0.5%     7.38     6/2/06        7.38     9.88    12,500     13.07     28,450
                           5,000(23)    0.5%     7.38     6/2/06        7.38     9.88    12,500     13.07     28,450
                           5,000(24)    0.5%     7.38     6/2/06        7.38     9.88    12,500     13.07     28,450
                           5,000(25)    0.5%     7.38     6/2/06        7.38     9.88    12,500     13.07     28,450
                           5,000(26)    0.5%     7.38     6/2/06        7.38     9.88    12,500     13.07     28,450


Robert W. Fishback         2,000(27)    0.2%     3.94   10/27/05        3.94     5.28     2,680      6.98      6,080
  Vice President of        2,000(28)    0.2%     3.94   10/27/05        3.94     5.28     2,680      6.98      6,080
  Finance and Chief        2,000(29)    0.2%     3.94   10/27/05        3.94     5.28     2,680      6.98      6,080
  Financial Officer        2,000(30)    0.2%     3.94   10/27/05        3.94     5.28     2,680      6.98      6,080
                           2,000(31)    0.2%     3.94   10/27/05        3.94     5.28     2,680      6.98      6,080
                           3,000(32)    0.3%     7.38     6/2/06        7.38     9.88     7,500     13.07     17,070
                           3,000(33)    0.3%     7.38     6/2/06        7.38     9.88     7,500     13.07     17,070
                           3,000(34)    0.3%     7.38     6/2/06        7.38     9.88     7,500     13.07     17,070
                           3,000(35)    0.3%     7.38     6/2/06        7.38     9.88     7,500     13.07     17,070
                           3,000(36)    0.3%     7.38     6/2/06        7.38     9.88     7,500     13.07     17,070

Other Named
Executives
Not Employed
On June 30, 2000
----------------

Bruce Jagid                1,500 (2)    0.1%     4.00    9/13/00        4.00     5.11    $1,658      6.44     $3,663
  Former Chief             1,500 (3)    0.1%     6.13    9/13/00        6.13     7.82     2,538      9.86      5,609
  Executive                1,500 (4)    0.1%    14.00    9/13/00       14.00    17.87     5,802     22.55     12,821
  Officer

James Sullivan
  Former Vice President
  Sales (40)

Roger O'Brien
  Former Chief Operating
  Officer (40)

1. There is no assurance that the value realized by an employee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements that cannot be predicted accurately.

2.    Vested on the date of grant, September 30, 1999.

3.    Vested on the date of grant, December 31, 1999.

4.    Vested on the date of grant, March 31, 2000.

5.    Vested on the date of grant, June 30, 2000.

6.    Vested on the date of grant, July 12, 1999.

7.    Granted on July 12, 1999, vests on July 12, 2000.

8.    Granted on July 12, 1999, vests on July 12, 2001.

9.    Granted on July 12, 1999, vests on July 12, 2002.

10.   Granted on July 12, 1999, vests on July 12, 2003.

11.   Granted on July 12, 1999, vests on July 12, 2004.

12.   Granted on June 2, 2000, vests on June 2, 2001.

13.   Granted on June 2, 2000, vests on June 2, 2002.

14.   Granted on June 2, 2000, vests on June 2, 2003.

15.   Granted on June 2, 2000, vests on June 2, 2004.

16.   Granted on June 2, 2000, vests on June 2, 2005.

17.   Granted on February 2, 2000, vests on February 2, 2001.

18.   Granted on February 2, 2000, vests on February 2, 2002.

19.   Granted on February 2, 2000, vests on February 2, 2003.

20.   Granted on February 2, 2000, vests on February 2, 2004.

21.   Granted on February 2, 2000, vests on February 2, 2005.

22.   Granted on June 2, 2000, vests on June 2, 2001.

23.   Granted on June 2, 2000, vests on June 2, 2002.

24.   Granted on June 2, 2000, vests on June 2, 2003.

25.   Granted on June 2, 2000, vests on June 2, 2004.

26.   Granted on June 2, 2000, vests on June 2, 2005.

27.   Granted on October 27, 1999, vests on October 27, 2000.

28.   Granted on October 27, 1999, vests on October 27, 2001.

29.   Granted on October 27, 1999, vests on October 27, 2002.

30.   Granted on October 27, 1999, vests on October 27, 2003.

31.   Granted on October 27, 1999, vests on October 27, 2004.

32.   Granted on June 2, 2000, vests on June 2, 2001.

33.   Granted on June 2, 2000, vests on June 2, 2002.

34.   Granted on June 2, 2000, vests on June 2, 2003.

35.   Granted on June 2, 2000, vests on June 2, 2004.

36.   Granted on June 2, 2000, vests on June 2, 2005.

37.   1,005,000 total number of options were granted to employees.

38.   Fair market value of stock at date of grant.

39. Fair market value of stock at end of actual option term assuming annual compounding at the stated rate, less the option price.

40. Neither Mr. Sullivan nor Mr. O'Brien received any option grants in the fiscal year ended June 30, 2000.

      The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during the Company's fiscal year ended June 30, 2000 and the number and value at June 30, 2000 of unexercised stock options to purchase shares of Common Stock held by the Named Executive Officers.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                               Number of Unexercised        Value of Unexercised in the
                               Shares            Value         Options/SARs at FY-End          Money Options/SARs at
                             Acquired on        Realized                (#)                          FY-End ($)
          Name              Exercise (#)           ($)         Exercisable/Unexercisable     Exercisable/Unexercisable(1)
-------------------------   -------------      ----------     -------------------------     -----------------------------
John D. Kavazanjian               0                $0              56,000/450,000               $321,663/$2,727,900
  Chief Executive Officer

Joseph C. Abeles                  0                $0                 39,000/0                       $90,749/$0
  Former Acting Chief
  Executive Officer

Joseph N. Barrella              9,000           $53,571            153,000/80,000                $228,813/$242,500
  Sr. Vice President
  Business Development

Eric R. Dix                       0                $0               5,000/70,000                  $30,625/$238,125
  General Manager,
  Rechargeable Batteries

Robert W. Fishback                0                $0               3,000/37,000                  $17,625/$201,745
  Vice President of
  Finance and Chief
  Financial Officer

Other Named Executive
Officers Not Employed
on June 30, 2000
----------------

Bruce Jagid                    160,000          $153,750             325,500/0                      $437,249/$0
  Former Chief Executive
  Officer

James Sullivan                    0                $0                 41,000/0                       $70,125/$0
  Former Vice President
  Sales

Roger O'Brien                     0                $0              25,000/10,000                  $86,250/$28,750
  Former Chief
  Operating Officer

(1) Market value of Company's Common Stock at exercise or fiscal year-end, minus the exercise price.

      The Company has no long-term incentive plan. Consequently, there have been no qualifying awards during the fiscal year ended June 30, 2000. Also, the Company has no employee pension plans to which it makes contributions, except as described below under "401(k) Plan".

Employment Arrangements

      Effective March 1, 1994, the Company and Mr. Jagid entered into an employment agreement ("1994 Agreement") which provided for base salary and certain stock options. The 1994 Agreement was subsequently amended and extended to February 28, 2000. Effective March 1, 1997, Mr. Jagid's base salary was increased to $300,000.

      On January 26, 1999, Mr. Jagid resigned as Chief Executive Officer of the Company. Mr. Jagid continued to receive salary under his 1994 Agreement as amended until February 29, 2000. Mr. Jagid, as an officer of the Company, had previously been granted options at various times for an aggregate 600,000 shares exercisable at various prices based on the closing price of the Company's Common Stock on the date of grant. On February 28, 2000, Mr. Jagid exercised options for an aggregate 160,000 shares, and options for an additional 155,000 shares lapsed as they had not vested as of the date of Mr. Jagid's resignation. Of the 285,000 shares subject to currently outstanding options, options for 60,000 shares exercisable at $14.25 per share will expire on March 1, 2001, and options for 225,000 shares exercisable at $9.75 per share will expire on October 23, 2002.

      In connection with the hiring of Mr. Kavazanjian as the Company's President and Chief Executive Officer effective July 12, 1999, the Company agreed to pay him a salary of $300,000 per annum and a signing bonus of $50,000. Additionally, the Company granted Mr. Kavazanjian an option to purchase 500,000 shares of Common Stock for $5 3/16 per share, exercisable until July 12, 2005. The option vests 50,000 shares at issue and 90,000 shares on July 12, 2000, 2001, 2002, 2003 and 2004. The Company agreed that if it terminated Mr. Kavazanjian during the first three years of employment, except for cause, Mr. Kavazanjian will be entitled to one year's severance and any options which otherwise would vest at the next annual date will vest.

      In addition to the above compensation, in accordance with the Company's revised Board compensation policy, each outside Board member receives a $750 monthly retainer as well as $750 for each Board meeting attended. Mr. Barrella, the only director who was also employed by the Company at the time of the adoption of the revised policy, receives additional compensation of approximately $1,060 per month in lieu of directors fees. In addition, commencing June 30, 1993, each director receives an option, at the end of each calendar quarter, to purchase 1,500 shares of Common Stock. It vests immediately with a term of five years from the date of grant and is granted at a purchase price equal to the closing price of the Common Stock on the date of grant.

401(k) Plan

      The Company established a profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"), effective as of June 1, 1992. The 401(k) plan was amended effective as of January 1, 1994. All employees in active service who have completed 1,000 hours of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 17% (in accordance with all IRS limitations in effect on January 1, 1998) be withheld by the Company and contributed to their account under the 401(k) Plan.

      In April 1996, the Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee's annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. The Company made contributions of $0, $172,857 and $157,422 for the fiscal years ending June 30, 1998, 1999 and 2000, respectively.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

Overview

      Compensation determinations are made by the Company's Compensation and Stock Option Committee. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

      The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and with other companies of comparable size and complexity. Compensation in any particular case may vary from the industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where, in its judgment, external, internal or individual circumstances warrant it.

      In general, the Company compensates its executive officers through a combination of salary and stock option awards. Additionally, the Company's executives are eligible to participate in or receive benefits under an employee benefit plan made available by the Company to its executives and/or employees.

Salary

      Of the primary elements of executive compensation set forth above, salary is the least affected by the Company's performance, although it is very much dependent on individual performance. The Company believes that salaries paid to its executives are competitive with industry norms. The salary levels and annual increases of all executive officers of the Company must be approved by the Compensation and Stock Option Committee. Salary levels for executives are determined by progress made in the operational and functional areas for which they are responsible as well as the overall profitability of the Company.

      Executives' salaries are reviewed annually. The timing and amount of any increase to executives both depend upon (i) the performance of the individual and, to a lesser extent, (ii) the financial performance of the Company.

Stock Options

      Stock options are designed to provide long-term incentives and rewards, tied to the price of the Company's Common Stock. Given the vagaries of the stock market, stock price performance and financial performance are not always consistent. The Compensation and Stock Option Committee believes that stock options, which provide value to the participants only when the Company's stockholders benefit from stock price appreciation, are an appropriate complement to the Company's overall compensation policies. Plan as well as non-plan awards are made to executive officers of the Company. The decision to award stock options to an executive is based upon such considerations as the executive's position with the Company and is designed to be competitive for individuals at that level. The Compensation and Stock Option Committee administers the Company's stock option plans and non-plan stock options to executives of the Company.

Employee Benefit Plans

      Executives of the Company are each entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance plan, health insurance plan or other employee benefit plan made available by the Company to its executives and employees. Currently, the Company provides medical insurance for its executive officers and has established the 401(k) Plan. All executive officers and employees are eligible to participate in the 401(k) Plan.

Chief Executive Officer

      Mr. Kavazanjian joined the Company in July 1999, entering into an employment agreement with the Company, the principal terms of which are described earlier in this Proxy Statement. In reviewing the performance of the Chief Executive Officer, the Compensation and Stock Option Committee considers the scope and complexity of his job during the past year, progress made in planning for the future development and growth and return on assets of the Company.

                     Compensation and Stock Option Committee

                                Joseph C. Abeles
                                 Carl H. Rosner
                                Richard A. Hansen

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Company's Compensation and Stock Option Committee, consisting of Messrs. Abeles, Rosner and Hansen, deliberate on issues concerning executive compensation. Mr. Abeles acts as the Company's Treasurer. Mr. Abeles is a director of IGC and a member of IGC's Compensation Committee. Mr. Rosner is the Chairman of IGC and a member of the Company's Compensation and Stock Option Committee. Mr. Hansen is President and Chief Executive Officer of Pennsylvania Merchants Group Ltd.

PERFORMANCE GRAPH

      The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing June 30, 1995 through the fiscal year ended June 30, 2000 with the NASDAQ National Market Index and the NASDAQ Electrical Components Index for the same period. The comparison assumes $100 was invested on June 30, 1995 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the comparison period.

                    [Graph depicted as a Bar Chart]

                  6/30/95    6/28/96    6/30/97    6/30/98    6/30/99    6/30/00
                  --------   --------   --------   --------   --------   -------

ULBI                  100         78         64         47         30         62
US NASDAQ             100        128        156        206        296        437
Elect. Components     100        106        174        172        306        759

                                   PROPOSAL 2
             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

      The Company's stockholders are being asked to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.10 per share, from 20,000,000 to 40,000,000. The Company's Board of Directors has authorized and approved this amendment. The proposed amendment affects the number of authorized shares of Common Stock only and does not effect any change in the number of authorized shares of Preferred Stock. As a result of this amendment, the THIRD article of the Certificate of Incorporation will be amended to read as follows:

      The amount of total authorized capital stock of the Company is divided into 40,000,000 common shares with a par value of $.10 per share and 1,000,000 shares of Preferred Stock with a par value of $.01 per share.

      As of October 10, 2000, there were 20,000,000 shares of Common Stock authorized for issuance and 11,486,236 shares issued and outstanding. The Company reserved a total of 1,650,000 shares of Common Stock for its 1992 Stock Option Plan, of which 308,600 shares have been issued pursuant to stock option exercises, and of which 1,295,500 shares are subject to currently outstanding options. The Company has reserved 60,000 shares of Common Stock pursuant to its 1995 Stock Option Plan, all of which are subject to currently outstanding options. In addition, the Company has granted options for an additional 725,000 shares of Common Stock outside of the 1992 Stock Option Plan to its former and current Chief Executive Officers and warrants for 12,500 shares of Common Stock to a single holder. As noted in Proposal 3, the Company is also proposing to adopt the 2000 Stock Option Plan and reserve 500,000 shares of Common Stock for issuance pursuant to the terms of that plan.

      The increase in the number of authorized shares of Common Stock is needed to enable the Company to give the Board of Directors the necessary flexibility to issue shares of Common Stock and securities convertible into or exercisable into Common Stock in connection with acquisitions, financings, stock option plans and other general corporate purposes without the expense and delay incidental to obtaining additional stockholder approvals at the time of each transaction (unless such approval is otherwise required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company's securities may then be listed). The increase in the number of authorized shares of Common Stock will have no immediate dilutive effect on the proportionate voting power of present stockholders as holders of Common Stock. Future issuances of additional shares of Common Stock would, however, have a dilutive effect on the proportionate voting power, earnings per share and book value per share of all stockholders. Additional shares of Common Stock could be issued by the Board of Directors in a public or private sale of securities, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of current stockholders. The Company believes that the increased capitalization will permit the Company's management to respond more quickly to opportunities to expand the Company's business through capital expansion or acquisition.

      The Board of Directors recommends a vote in favor of the proposal to amend the Company's Certificate of Incorporation and, unless otherwise indicated therein, the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2


                                   PROPOSAL 3
                ADOPTION OF THE COMPANY'S 2000 STOCK OPTION PLAN

      The Board of Directors is proposing the adoption of the Company's 2000 Stock Option Plan. The Company's current 1992 Stock Option Plan, which authorized the issuance of up to 1,650,000 shares of Common Stock pursuant to that plan, has only 45,900 shares available for future issuance pursuant to new option grants as of October 10, 2000.

      The Board of Directors believes that stock options are invaluable tools for the recruitment, retention and motivation of qualified employees, directors and consultants who can contribute materially to the Company's success. The Company has used stock options for such purposes since 1992. The Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet future needs.

Summary of 2000 Stock Option Plan

      The 2000 Stock Option Plan is intended to encourage stock ownership by the Company's executive officers, key employees, outside directors and consultants and advisors to provide an incentive for such persons to expand and improve the Company's profits and to assist the Company in attracting and retaining key employees, directors, consultants and advisors. The 2000 Stock Option Plan provides that options granted under the 2000 plan will be designated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or as non-statutory stock options by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees will be entitled to receive incentive stock options, while outside directors, consultants and advisors will only be entitled to receive non-statutory stock options.

      The 2000 Option Plan provides that (i) all options granted thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of Common Stock), and (ii) the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of the Company's Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock) and the option exercise price for non-statutory stock options shall be at least equal to 85% of the fair market value of the Company's Common Stock on the date of grant. The aggregate fair market value, as determined on the date of grant, of shares of Common Stock for which incentive stock options are first exercisable under the terms of the 2000 Option Plan by an optionholder during any calendar year cannot exceed $100,000. Except with respect to options granted to directors as described below, the exercise price of a non-statutory stock option is determined by the Committee.

      All options (except those options granted to directors) generally may be exercised only if the optionholder remains continuously associated with the Company from the date of grant to the date of exercise. Options may, however, be exercised within certain specified time periods upon termination of association with the Company or upon the death or disability of an optionholder. Incentive stock options are not transferable by the holder of the option. The 2000 Option Plan continues the Company's policy of granting five-year options of 1,500 shares each to its directors on the last day of each calendar quarter and options under the 2000 Option Plan will be granted for that purpose.

      The 2000 Option Plan provides that in the event of any reclassification, recapitalization, merger, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, the Committee may adjust the number of shares and the exercise price in a manner it deems appropriate.

      Certain options authorized to be granted under the 2000 Option Plan will be treated as non-statutory stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-statutory stock option granted pursuant to the 2000 Option Plan until the option is exercised. At the time of exercise of a non-statutory stock option, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of a non-statutory stock option, the excess of the amount realized from the sale over the optionee's tax basis then the shares will be taxable.

      Certain options authorized to be granted under the 2000 Option Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income, and the Company will be entitled to no deduction, upon grant or upon improper exercise of the incentive stock option. The excess of the fair market value of the shares on the exercise date over the exercise price will, however, be taken into account in calculating the employee's alternative minimum taxable income. If any employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant of the option and within one year following the date of exercise of the option, then any gain realized upon subsequent disposition of the shares received on exercise of the option will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent of the lesser of the excess of the fair market value of the shares on the exercise date over the exercise price or the excess of the fair market value of the shares on the date of disposition over the employee's tax basis in the shares. If the employee disposes of the shares in a transaction in which loss would not be recognized, the amount realized will be taxable as ordinary compensation income to the extent that the fair market value of the shares on the exercise date exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

      The above summary of the 2000 Option Plan is qualified in its entirety by reference to the full text of the 2000 Option Plan attached to this proxy statement as Appendix A.

      The Board of Directors recommends a vote in favor of the proposal to approve the 2000 Option Plan and, unless otherwise indicated therein, the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

Other Matters

      The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

      In order to be eligible for inclusion in the Company's proxy materials for the next year's Annual Meeting of Stockholders, any stockholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal offices not later than the close of business on June 28, 2001.

      A representative of Arthur Andersen LLP, the Company's principal accountant, plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

      Copies of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the SEC, will be furnished without charge to beneficial stockholders or stockholders of record on October 10, 2000, upon request. Please contact: Peter F. Comerford, Assistant Secretary, Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York, 14513, Telephone
(315) 332-7100, Ext. 209.

October 30, 2000                            By Order of the Board of Directors
                                            Arthur M. Lieberman
                                            Chairman of the Board of Directors

                                      PROXY
                            ULTRALIFE BATTERIES, INC.

               Annual Meeting of Stockholders on December 5, 2000
               Proxy solicited on behalf of the Board of Directors

      The undersigned hereby appoints each of John D. Kavazanjian and Peter F. Comerford as the undersigned's proxy, with full power of substitution, to vote all of the undersigned's shares of Common Stock in Ultralife Batteries, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on December 5, 2000 at 10:30 A.M. local time, at the Chase Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

                (Continued and to be signed on the reverse side)

      |X|   Please mark your votes as in this example using dark ink only.


      Each properly executed proxy will be voted in accordance with specifications set forth herein. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the named nominees for directors and, unless otherwise specified, FOR the other proposals listed herein and described in the accompanying proxy statement.


      (INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below.)

1.    Election of Directors.

                                                Withhold Authority to vote
              For all nominees listed below    for all nominees listed below
                           |_|                              |_|

Nominees:     Joseph C. Abeles
              Joseph N. Barrella
              Patricia C. Barron
              Richard A. Hansen
              John D. Kavazanjian
              Arthur M. Lieberman
              Carl H. Rosner
              Ranjit Singh

2. Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's $.10 par value Common Stock from 20,000,000 shares to 40,000,000 shares.

                                  FOR
                                  AGAINST
                                  ABSTAIN

3. Proposal to adopt the Company's 2000 Stock Option Plan.

                                  FOR
                                  AGAINST
                                  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof.

      The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated October 30, 2000, describing more fully the proposals set forth herein.


____________________________________________   Date:_____________________ , 2000
                  Signature

____________________________________________   Date:_____________________ , 2000
         Signature if held jointly

      Sign exactly as set forth herein. If signed as executor, administrator, trustee or guardian, indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and bare corporate seal. Please sign and return the proxy card promptly in the enclosed envelope.

                            ULTRALIFE BATTERIES, INC

                             2000 STOCK OPTION PLAN

Section 1.  Purpose.

      The Plan authorizes the Committee (as hereafter defined) to provide key Employees (including officers of the Corporation), Directors and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire common stock of the Corporation, in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Section 2.  Definitions.

      Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

      (a) "Board" shall mean the Board of Directors of the Corporation.

      (b) "Change in Control" shall mean the occurrence of any of the following:
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Corporation in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of such corporation, immediately after the merger or consolidation, own shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board of Directors of such corporation, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Corporation.

      (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

      (d) "Committee" shall mean a Committee of not less than two Directors who are "Non-Employee Directors," as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act. The Committee shall be appointed by and serve at the pleasure of the Board.

      (e) "Consultant" shall mean any consultant of the Corporation or its Subsidiaries.

      (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

      (g) "Corporation" shall mean Ultralife Batteries, Inc., a Delaware corporation.

      (h) "Director" shall mean any member of the Board.

      (i) "Employee" shall mean any employee of the Corporation or its Subsidiaries, including Directors who are otherwise employed by the Corporation.

      (j) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

      (k) "Fair Market Value" shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the closing price of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers Automated Quotation System or, if the stock is listed or admitted to trading on any national securities exchange, the last reported sale price on such exchange or, (ii) if the Corporation is not a registrant under
Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.

      (l) "Grantee" shall mean a Person granted an Option under the Plan.

      (m) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

      (n) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

      (o) "Options" shall refer collectively to NQSOs and ISOs subject to the Plan.

      (p) "Parent" shall mean any parent of the Corporation as defined in
Section 425 of the Code.

      (q) "Plan" shall mean this 2000 Stock Option Plan as set forth herein and as amended from time to time.

      (r) "Securities Act" shall mean the Securities Act of 1933 as it may be amended from time to time.

      (s) "Stock" shall mean shares of the Common Stock of the Corporation.

      (t) "Subsidiary" shall mean any subsidiary corporation as defined in
Section 425 of the Code.

Section 3.  Shares of Stock Subject to the Plan.

      Subject to the provisions of Section 8, the Stock which may be issued or transferred pursuant to Options granted under the Plan shall not exceed 500,000 shares in the aggregate. Stock issuable upon the exercise of any Option may be authorized but unissued shares or reacquired shares of Stock. If any unexercised Options lapse or terminate for any reason, the Stock covered thereby may again be optioned. More than one Option may be granted to one person.

Section 4.  Administration of the Plan.

      The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock option agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. The provisions of stock option agreements for Options granted under Section 6 hereof may provide that, upon the occurrence of a Change in Control specified in Section 2(b)(iii) hereof, the Committee may require the cancellation for cash of outstanding Options or the issuance of comparable replacement options granted by the entity.

Section 5.  Types of Options.

      Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Directors shall only receive NQSOs.

Section 6.  Grant of Options to Employees, Consultants and Directors.

      (a) Key Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan. Employees shall be eligible to receive ISOs and NQSOs; Consultants shall be eligible to receive NQSOs only.

      (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee; provided, however, that (i) the exercise price of each share subject to an ISO shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such ISO is granted, (ii) such exercise price shall not be less than 110% of such Fair Market Value for any ISO granted to a Control Person, and (iii) the exercise price of each share subject to a NQSO shall be not less than 85% of the Fair Market Value of a share of the Stock on the date such NQSO is granted.

      (c) The term of each Option granted to an Employee or Consultant shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

      (d) The Committee shall determine and designate from time to time the Employees and Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each such Option.

      (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

      (f) The Committee, in its sole discretion, shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates. The Committee may also make such other provisions, not inconsistent with the terms of this Plan as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. The Committee, in its discretion, shall have the power to accelerate the period or periods during which Options become exercisable. Notwithstanding any determination by the Committee regarding the exercise period of any Option granted to an Employee or Consultant, all such Options shall immediately become exercisable upon a Change in Control of the Corporation.

      (g) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Board, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

      (h) No Option shall be granted under this Section 6 to Non-Employee Directors unless that option, (i) provides that the Stock received upon exercise of the Option may not be disposed of before the first day following the sixth month anniversary date the Option was granted, or (ii) is granted pursuant to
Section 6(i) below.

      (i) On the last day of each calendar quarter, commencing December 31, 2000, there shall be granted to each Director of the Corporation on such date, including Directors who are also employees of the Corporation, a NQSO to purchase 1,500 shares of Stock, up until the fifth anniversary of the grant date, for a price equal to the closing price of the Stock on the Grant Date. These options will be deemed vested on the date that they are granted.

      (j) In no event shall any issued and outstanding option be repriced to a lower exercise price at any time during the term of such option, without the prior affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

Section 7.  Exercise of Options.

      (a) Upon the exercise of any Option, the Grantee shall pay the exercise price for the Stock being purchased in the manner provided in the particular stock option agreement, including payment for such shares by surrender of shares of Stock (at their Fair Market Value) if permitted by such stock option agreement, including Stock acquired pursuant to the Option then being exercised.

      (b) The number of shares which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in
Section 3 hereof.

      (c) Except as provided in Section 9, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant.

      (d) Before the Corporation issues Stock to a Grantee pursuant to the exercise of a NQSO, the Corporation shall have the right to require that the Grantee make such provisions, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such exercise. The Committee may adopt such rules, forms, and procedures as it considers necessary or desirable to implement this Section 7(d), which rules, forms, and procedures shall be binding upon all Grantees, and which shall be applied uniformly to all Grantees similarly situated.

Section 8.   Adjustment Upon Changes in Capitalization.

      In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, the Committee may determine the appropriate adjustment, if any, to the number and class of shares and the exercise price per share set forth in any Option theretofore granted, provided that no such adjustments shall be made to any ISO without the Grantee's consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 9.  Termination of Relationship with the Corporation.

      (a) Except as provided below in this Section 9(a), upon the termination of an Employee's employment or a Consultant's consulting relationship with the Corporation or a Director's term of office with the Corporation (unless the Director continues to be an Employee or consultant to the Corporation), such Grantee's options shall terminate on the day three months following such termination of employment, consultancy or directorship. The Committee shall have the discretion to provide that upon termination of an Employee's employment or a Consultant's consulting relationship as a result of retirement, disability or death, such Grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her Options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), and (ii) three months from the date of such termination in the case of retirement or other disability; provided, however, that in no event shall the period extend beyond the expiration of the Option term. In no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of, retirement, disability, or death as the case may be. In the case of an Employee or Consultant, the transfer among the Corporation and any Subsidiary shall not be deemed to be a termination of the employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of the employment or consultant relationship.

      (b) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 10.  General Provisions.

      (a) Each Option grant shall be evidenced by a written stock option agreement containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve. ISOs and NQSOs may be granted to Employees simultaneously and subject to a single stock option agreement; provided, however, that in no event shall a NQSO be granted in tandem with an ISO such that the exercise of one affects the right to exercise the other. The terms and provisions of such stock option agreements (including the exercise price specified therein) may vary among Grantees and among different Options granted to the same Grantee.

      (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

      (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

      (d) No Option or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.


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

      (e) Notwithstanding any other provision of this Plan or stock option agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

            (1) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

            (2) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

            (3) The obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

            (4) The execution by the Grantee (or the Grantee's legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

      (f) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

      (g) In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the stock option agreement relating to such Option.

Section 11.  Amendment or Termination.

      Subject to the provisions of Section 6(j), the Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein.


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

Section 12.  Duration of Plan.

      This Plan is effective upon its adoption by the Board on September 15, 2000, subject to the approval of the Corporation's stockholders. This Plan shall terminate at the close of business on September 15, 2010, and no Option may be granted under the Plan thereafter, but such termination shall not affect any Options theretofore granted.


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